UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 3, 2006

BOSTON RESTAURANT ASSOCIATES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18369	61-1162263
(Commission File Number)	(I.R.S. Employer Identification No.)

Six Kimball Lane, Suite 210, Lynnfield, MA	01940
(Address of Principal Executive Offices)	(Zip Code)

(339) 219-0466

(Registrant’s Telephone Number, Including Area Code)

Stonehill Corporate Center, 999 Broadway, Suite 400. Saugus, MA 01906

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2006 the Agreement and Plan of Merger dated as of March 17, 2006 among Boston Restaurant Associates, Inc., Dolphin Direct Equity Partners L.P. and Braidol Acquisition Corp. was amended (Amendment No. 2).  Under the terms of the amendment the deadline for the completion of the merger has been extended to December 15, 2006 (“End Date”).

A copy of the merger Agreement Amendment No. 2 is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant documents in connection with the proposed merger.  INVESTORS AND SECUIRITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company with the SEC, at SEC’s web site at http://www.sec.gov.  The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed merger.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s most recent proxy statement and Annual Report on Form 10-K (filed with the SEC on November 8, 2006 and June 30, 2006, respectively) and will be set forth in the proxy statement relating to the merger when it becomes available.

Exhibit 9.01 –Financial Statements and Exhibits.

The exhibits included as part of this Current Report are listed in the attached Exhibit Index.  The Exhibit Index, together with the Exhibits listed herein, are incorporated by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 8, 2006	BOSTON RESTAURANT ASSOCIATES, INC.

	By:	/s/ George R. Chapdelaine
George R. Chapdelaine, President and Chief
Executive Officer

Boston Restaurant Associates, Inc.

Exhibit Index

10.1	Amendment No. 2 dated as of November 3, 2006 to the Agreement and Plan of Merger dated as of March 17, 2006.